Exhibit 10.2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

First Amendment

to the Manufacture and Supply Agreement dated December 16, 2013

This First Amendment to Manufacture and Supply Agreement (this “Amendment”) entered into as of 17 July, 2015 (the “Effective Date”) between AcelRx Pharmaceuticals, Inc., a company organized under the laws of the State of Delaware, United States (“AcelRx”), and having a principal place of business at 351 Galveston Drive, Redwood City, CA 94063, United States, and Grünenthal GmbH, a company organized under the laws of Germany (“Grünenthal”), having its registered office at Zieglerstrasse 6, 52078 Aachen, Germany.

WHEREAS, AcelRx and Grünenthal (the “Parties”) entered into that certain Manufacture and Supply Agreement dated as of December 16, 2013 (the “Agreement”), and the Parties desire to amend certain aspects of the Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AcelRx and Grünenthal hereby agree as follows:

1.	The Parties have agreed to amend the Agreement as follows:

a.	The definition of the term “Accessories” shall be amended and replaced in its entirety by the following:

“1.1 “Accessories” shall mean the [*].”

b.	The definition of the term “Dispenser Kit” shall be amended and replaced in its entirety by the following:

“1.15 (a) “Dispenser Kit” shall mean a complete kit consisting of 1 Dispenser, 1 Dispenser Cap, 1 Thumb Tag and 1 patient reference sheet (a PRS) for use with or as part of the Device.

c.	Section 1.33 “Minimum Order Quantities” shall be amended and replaced in its entirety by the following:

“1.33     “Minimum Order Quantities” shall mean, minimum purchase order quantities submitted by Grünenthal to AcelRx during each period pursuant to this Agreement for each component of the Product as listed in Exhibit D.

d.     Section 1.44 “Replacement Components” shall be amended and replaced in its entirety to read as follows:

“1.44     “Disposable Components” shall mean those items specified as Disposable Components in Exhibit A. For clarity, Disposable Components are optional purchase items and made available by AcelRx as provided for in Section 2.5.”

e.     The definition in Section 1.45 “Reusables Kit” shall be replaced in its entirety in all uses in the Agreement by the term “Reusable Components”, and Section 1.45 “Reusables Kit” shall be amended and replaced in its entirety by the following:

“1.45 “Reusable Components” shall mean the components listed as Reusable Components in Exhibit A.”

f.     Section 1.47 “Small Quantity Cost” shall be deleted.

g.     Section 1.53 “Transfer Price” shall be amended and replaced in its entirety by the following:

“1.53 “Transfer Price” shall mean

(a)	with regard to the Product ordered and supplied, as per Grünenthal’s decision, in Secondary Packaged Form, as specified in Exhibit 1.53 under (A) for the Secondary Packaged Form and

(b)

with regard to the Product ordered and supplied, as per Grünenthal’s decision, in Primary Packaged Form, for each Product component, as specified in Exhibit 1.53 under Section (B) for the Primary Packaged Form;

[*] exclusive of any VAT or other taxes, applied to the Product or any portion thereof in accordance with Applicable Laws, which taxes shall be paid by Grünenthal.

For clarity, the abovementioned price per unit limitations as per this Section 1.53 shall apply to Drug cartridges, Dispenser Kits and Reusable Components and its components ordered for and delivered in the applicable year and Form of Product, and in any event shall be subject to minimum purchase requirements set forth in this Agreement, including Minimum Order Quantities.”

h.     A new Section 1.55 “Commercially Reasonable Efforts” shall be added as follows:

“1.55     “Commercially Reasonable Efforts” shall mean that level of efforts and resources, with respect to a particular Party, at the relevant point in time, that is consistent with the usual practice followed by that Party, in the exercise of its reasonable scientific and business judgment relating to other prescription pharmaceutical products owned or licensed by it or to which it has exclusive rights, which have market potential and are at a stage of development or product life similar to the applicable Product, taking into account: relative safety and efficacy; the likely competitive environment at the time of projected entry into the market; feasibility of manufacture; development, regulatory approval, manufacturing, and commercialization costs; the proprietary position of the compound or product, including the strength and duration of patent protection and reasonably anticipated exclusivity; the likelihood of obtaining Regulatory Approvals and the timing of such approvals; labeling or anticipated labeling; relative profitability; and other relevant factors, including technical, legal, commercial, scientific, and/or medical factors that such Party reasonably believes to be relevant to the Product in the Territory.“

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

i.     A new Section 1.56 “Secondary Packaged Form” shall be added to Article 1 “Definitions” as follows:

“1.56     “Secondary Packaged Form” shall mean the secondary packaged form of the Product as specified for each component in Exhibit C.”

j.     A new section 1.57 “Western European Countries” shall be added to Article 1 “Definitions”:

“1.57     “Western European Countries” shall mean Germany, Denmark, Finland, Norway, United Kingdom, Ireland, Sweden, Portugal, France, Belgium, Luxembourg, The Netherlands, Italy, Spain, Austria, and Switzerland. “

k.     Section 2.2(a) “Initial Forecast”, (c) “Rolling Forecast”, (d) “Binding Commitments”, and (f) “Excess Quantities” shall be amended and replaced in their entirety as follows:

“2.2 (a) Initial Forecast. Not less than [*] following the Effective Date, Grünenthal shall provide AcelRx a non-binding forecast (“Preliminary Non-Binding Forecast”) of what Grünenthal expects to provide as its Initial Forecast, when that becomes due to be provided pursuant the following sentence. Not less than [*] prior to the first anticipated delivery of the Product to Grünenthal, Grünenthal shall provide AcelRx its initial [*] rolling forecast (“Initial Forecast”) separated into quantities of Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories, and initial [*] purchase order for Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories. Except as may be expressly agreed by the Parties, the applicable Firm Order period as set forth in Section 2.2(d) shall be no more than [*], and no less than [*], of the Preliminary Non-Binding Forecast.

. . .

(c) Rolling Forecast. Following the Initial Forecast, Grünenthal shall provide AcelRx [*] with a written [*] rolling forecast (the “Rolling Forecast”) of the quantities of Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories required by Grünenthal and its Sublicensees and Distributors, and each subsequent [*] update to the Rolling Forecast shall be provided no later than [*] Business Days after the beginning of the next [*] period; provided, that

(i) during [*], the monthly forecast amount of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories for the cumulated period of the Firm Orders as per Section 2.2(d) shall not be less than [*] and not be more than [*] of the respective previous monthly forecast amounts of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories; and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(ii) for [*], the monthly forecast amount of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories for the cumulated period of the Firm Orders as per Section 2.2(d) shall not be [*] and not be more than [*] of the respective previous monthly forecast amounts of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories; and

(iii) thereafter, the monthly forecast amount of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories for the cumulated period of the Firm Orders as per 2.2 (d) shall not be less than [*] and not be more than [*] of the respective previous monthly forecast amounts of the Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories in the applicable previous Rolling Forecast; and further provided

(iv) that any such percentage boundaries as listed in (i)-(iii) above shall only apply in case of an uninterrupted supply (i.e., supplied in accordance with this Agreement) by AcelRx with all of Grünenthal’s, its Sublicensee’s and/or Distributor’s requirements of Products.

. . .

(d) [*] Binding Commitments. With respect to the Drug, the first [*] of the Initial Forecast and thereafter for each [*] of the Rolling Forecast shall constitute a mutually binding commitment, and with respect to the Dispenser Kits, Disposable Components, Reusable Components, and Accessories, the first [*] of the Initial Forecast and thereafter for each [*] of the Rolling Forecast shall constitute a mutually binding commitment, to order, have supplied and take delivery of the total quantity of such Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories forecast for such binding Forecast periods (each commitment, a “Firm Order”); provided, that if AcelRx notifies Grünenthal that it is unable to meet the Firm Order quantities [*]. Each Firm Order shall be issued in form of purchase order(s) delivered in accordance with Section 2.4. In no event shall Drug be delivered in excess of the respective firm order by Grünenthal in accordance with 2.4(b) for the Drug.

(f) Excess Quantities. If there is an order in any month for more than the applicable Firm Order, AcelRx shall use Commercially Reasonable Efforts, subject to the total annual [*] Drug cartridges or Dispenser Kits limit set forth in Section 2.2 and the limitations of the APQ with respect to the Drug pursuant to Section 5.1, to Manufacture any quantity of Drug and Dispenser Kits, ordered by Grünenthal in excess of such levels, but in any event, AcelRx’s failure to Manufacture any such excess quantities shall not be a breach of this Agreement.”

l.     Sections 2.4(a) and (b) shall be amended and replaced in its entirety as follows:

“(a) Grünenthal shall submit to AcelRx firm purchase order(s) for Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories, which firm purchase orders shall be in accordance with the applicable Minimum Order Quantities for each of Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories and in accordance with the applicable Firm Orders.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(b)     Each purchase order shall specify the quantity of each of Drug, Dispenser Kit, Disposable Components, Reusable Components, or Accessories ordered per month, the required delivery date (which shall not, with respect to the Drug, be less than [*] following the date of such purchase order (for the first delivery not less than [*]) and with respect to the Dispenser Kit, Disposable Components, Reusable Components, or Accessories, be less than [*] following the date of such purchase order (for the first delivery not less than [*]), and any special instructions and/or invoicing information. AcelRx shall adhere to the artwork released by Grünenthal and any updates hereof, in each case, notified by Grünenthal from time to time and in any case at the latest at the time of the respective order by Grünenthal, provided that Grünenthal shall be responsible for timely providing artwork updates sufficiently in advance to include such artwork in the relevant purchase order for the requested order delivery date. The current lead time for artwork updates as of the Amendment is up to a maximum of [*] of the date of the respective purchase order requesting for any such update. For clarity, Grünenthal shall be responsible for the costs of label and printed component obsolescence amounting to a maximum of [*] volume of Product forecasted in the respective current Rolling Forecast. For the avoidance of doubt, Grünenthal may submit purchase orders separating the Drug from Dispenser Kits, Disposable Components, Reusable Components, and/or Accessories. All such purchase orders remain subject to the terms of this Section 2.4. In addition, the Parties may agree to a delivery schedule that is other than monthly so long as the aggregate amount of Drug, Dispenser Kits, Disposable Components, Reusable Components, and Accessories correspond to the Firm Order amounts for the period in question and the Minimum Order Quantities are satisfied.”

m.     Section 2.5 shall be amended and replaced in its entirety by the following:

“2.5 Accessories and Disposable Components. AcelRx shall adhere to the respective artwork released by Grünenthal and any updates hereof, in each case, notified by Grünenthal from time to time and in any case at the latest at the time of the respective order by Grünenthal, provided that Grünenthal shall be responsible for timely providing artwork updates sufficiently in advance to include such artwork in the relevant purchase order for the requested order delivery date. The current lead time for artwork updates as of the Amendment is up to a maximum of [*] of the respective purchase order requesting for any such update. If requested by Grünenthal, AcelRx will use Commercially Reasonable Efforts to enter into supply or purchase agreements with the Third Party suppliers for such Accessories and Disposable Components based on the requirements of Grünenthal as listed in Annex 5.3(d).”

n.     A new Section 2.6 shall be added to Article 2 as follows:

“2.6     Delivery according to First-in, First-out (FIFO) principle. AcelRx shall deliver the Products meeting the Specifications to Grünenthal on a first-in, first-out (FIFO) basis which means that the Products held in stock for the longest time are assumed to be the first to be drawn from store and supplied to Grünenthal in order that inventories consist of the most recently Manufactured and released items.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

o.     Section 3.2 shall be amended and replaced in its entirety by the following:

“3.2     Quality Agreement.     The Parties have executed a quality agreement for the Drug on June 18th, 2014 setting forth in detail the quality assurance arrangements and procedures with respect to the Manufacture of the Drug, reporting customer complaints, drug incident handling, and conducting timely investigations with respect to the Drug in the Territory (“Quality Agreement for the Drug”). In addition, prior to the first delivery of the Device at the latest, AcelRx and Grünenthal shall enter into a quality agreement for the Device setting forth in detail the quality assurance arrangements and procedures with respect to the Manufacture of the Device, reporting customer complaints, device incident handling, and conducting timely investigations with respect to the Device in the Territory (“Quality Agreement for the Device”). For clarity, references to Quality Agreement in this Agreement shall mean the applicable Quality Agreement for the Drug or Quality Agreement for the Device, as the case may be.”

p.     In Section 3.4 “Regulatory Inspections; cGMP and QA Audit”, the second sentence shall be amended and replaced in its entirety to read as follows:

“Subject to the terms and conditions of any Third Party Manufacturing-related agreements entered into by AcelRx, upon written request to AcelRx not less than [*] prior to the requested visit date, Grünenthal shall have the right to have its representatives visit AcelRx’s Manufacturing facilities as well as all relevant Manufacturing sites of Third Party contract manufacturers and suppliers together with AcelRx as an escort, during normal business hours to assess AcelRx’s compliance with cGMP and quality assurance standards and to discuss any related issues with its Manufacturing.”

q.     Section 3.6 “Form of Products” shall be amended and replaced in its entirety to read as follows:

“3.6     Form of Products. AcelRx shall deliver Product to Grünenthal in accordance with the Specifications, as per [*] as further specified [*], either in (a) [*] or (b) in [*]. For Products [*], Grünenthal shall be responsible for ensuring that such final packaging, labeling and shipment of the Product are in compliance with Regulatory Requirements in the Territory and in any event consistent with the label for the Product approved by the Regulatory Authorities in the Territory. In any given Calendar Year, orders for each component Product as specified in Exhibit C must be requested in either [*] or [*]. Once a component Product is ordered in [*], future orders for that same component Product in [*] unless negotiated by the Parties through a separate written agreement. For clarity, unless otherwise expressly agreed by AcelRx to be a shorter period, Grünenthal shall provide a minimum of at least [*] notice to AcelRx to request the supply of Products in [*] and Grünenthal shall not issue such a request before [*]. Any additional development studies required for the [*] and/or requested by Grünenthal will follow the process for additional development work outlined in the License Agreement. Upon written request by Grünenthal, AcelRx agrees to cooperate in good faith and use Commercially Reasonable Efforts to enable Grünenthal’s access to AcelRx’s Third Party vendors for the Manufacture of the Product that may be useful in support of Grünenthal’s responsibilities to export and package Product purchased by Grünenthal for use and sale in the Territory.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

r.     Section 3.7(b) “Certificate of Analysis; Certificate of Conformance” and Section 3.7(c) “Acceptance upon Delivery” shall be amended and replaced in their entirety to read as follows:

“(b)     Certificate of Analysis; Certificate of Conformance     AcelRx shall perform or have performed on its behalf, on each batch of Product, all tests specified in the Specifications, the MAA and applicable Regulatory Requirements before delivery of any Product from that batch to Grünenthal, unless the Parties agree on minimum testing requirements in the Technical Agreement and provided, however, that even in case the Parties have agreed on any minimum testing in the Technical Agreement [*] demonstration that all Specification parameters are met. AcelRx shall deliver to Grünenthal, by facsimile or by electronic mail on or before the date of shipment of any Product to Grünenthal, a Certificate of Analysis and a Certificate of Conformance according to cGMP for each batch of Product in that shipment of Product, certifying that Product conforms to the Specifications, along with the results of such analysis and any supporting data. If there is a disagreement in connection with a Certificate of Analysis or Certificate of Conformance, such dispute will be resolved with a submission to independent testing in a procedure substantially in the manner set forth in Section 3.7(c)(i).

(c)          Acceptance upon Delivery. Grünenthal shall be under no obligation to accept any shipment of Product for which AcelRx has not provided a Certificate of Analysis or a Certificate of Conformance, as applicable. To the extent that Grünenthal has advised AcelRx in advance of any direct costs for redelivery or pickup of a shipment, AcelRx shall be responsible for such costs if it has not delivered the Certificate of Analysis or Certificate of Conformance, as applicable, with respect to that Product. Grünenthal shall inspect all shipments of the Product promptly upon receipt, and Grünenthal may reject any shipment of the Product which is, according to Grünenthal’s full testing, nonconforming. In order to reject delivery of a shipment of the Product, Grünenthal must give written notice to AcelRx of Grünenthal’s rejection of any delivery [*] after receipt of such delivery or with regard to [*]. If no such notice of rejection is received, Grünenthal shall be deemed to have accepted such Product on the [*] day after delivery, subject to later detection of hidden defects. For clarity, a [*]. If AcelRx manufactures Product in accordance with the agreed upon Specifications and Manufacturing requirements and a portion of the Product delivered does not meet the Specifications, Grünenthal shall only be entitled to reject the non-conforming Product delivered.”

s.     A new Section 3.15 “Artwork ownership” shall be added to Article 3 as follows:

“3.15      Artwork Ownership. All rights in the artwork, design and detailed specifications for the packaging and trade dress of the Product and all printing plates, films, transparencies and other relevant printing materials [*]. AcelRx shall notify its Third Party suppliers of [*]”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

t.     A new Section 3.16 “Pick and Pack of Product Components” shall be added to Article 3 as follows:

“3.16 Pick and Pack of Product Components. The Parties agree that Grünenthal and/or Grünenthal’s subcontractor shall be entitled to commission one or multiples of the Device components of the Products in the form delivered by AcelRx to a “set” including an IFU (Instructions for Use) in shipping cartons. In case Grünenthal will be supplied with [*].”

u.     Section 4.1(a) shall be amended and replaced in its entirety to read as follows:

“(a) AcelRx shall Manufacture and supply the Product and Devices under this Agreement at a [*].”

v.     Section 4.1(c) shall be deleted in its entirety.

w.     Section 5.1(a) shall be amended by adding the following sentence at the end of the existing paragraph:

“For clarity, Grünenthal acknowledges and agrees that the U.S. Drug Enforcement Administration quota to purchase the active ingredient Sufentanil Citrate potion of the Product ends on 31 March of each year of this Agreement for the following Calendar Year and as a result any increases to the rolling forecast after 31 March that would result in additional requests to the increase the APQ for such Calendar Year may not be obtained from the DEA. Accordingly, any shortage of Product or interruption of supply resulting from a change in the rolling forecast from Grünenthal that results in a shortage of APQ due to failure to obtain the additional quota necessary to meet a revised rolling forecast requirement under this Agreement will not represent a failure to use commercially reasonable efforts or a breach of this Agreement or the License Agreement.”

x.     Section 5.1(b) shall be amended and replaced in its entirety to read as follows:

“(b) If AcelRx is unable to supply the full quantity of Product ordered pursuant to this Agreement, Grünenthal shall be entitled to receive that quantity of Product which bears the same proportion to the total quantity of available Product as [*]. AcelRx shall use its Commercially Reasonable Efforts to meet Grünenthal's additional supply needs for Product during the period of any Product shortage. Grünenthal shall [*]. If the shortage of Product described in this Section 5.1(b) affects Drug or Device portions of the Product unequally, or affects only the Drug or only the Device, then the proportional allocation of Product described herein shall instead be a separate, proportional allocation of each of the Drug and/or Device portions of the Product, based on the total quantity of each available and the total quantity of each sold by Grünenthal in the [*] preceding the supply shortage.”

y.     Section 5.3(b) Request for Back-up manufacturer shall be extended by a further new paragraph as follows:

“In addition, notwithstanding the foregoing, upon the written request of Grünenthal at any time, AcelRx agrees, at Grünenthal’s costs to reasonably consider and qualify (i.e., prepare for Regulatory Approval) a second site for Manufacture of the Product at a different facility that is capable of supplying Product in the Field for the Territory.”

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

z.     Section 5.3(d) shall be amended and replaced in its entirety to read as follows:

“(d)     Stand-By Contracts. Beginning not later than [*], AcelRx shall use Commercially Reasonable Efforts to enter into Stand-By Contracts with each Third Party providing significant manufacturing and/or supply services to AcelRx as listed in Exhibit 5.3 (d)(1) - (4) in connection with the Manufacturing of the Drug, the Device and/or other components of the Product for the Territory such that through these Stand-By Contracts Grünenthal will have access to such Third Party supplier if Grünenthal exercises its rights under such Stand-By Contracts. Each “Stand-By Contract” with such a Third Party manufacturing and supply service provider as listed in Exhibit 5.3 (d)(1) – (4) shall be a letter agreement in the form of Exhibit B providing that upon receipt notice from Grünenthal, [*]. Grünenthal covenants it shall not provide such a notice under a Stand-By Contract unless and until any of the following has occurred: (i) there has been a Failure Event, (ii) AcelRx has terminated this Agreement or the License Agreement other than as permitted thereunder due to a material breach by Grünenthal, (iii) upon the bankruptcy or insolvency of, or the filing of an action to commence insolvency proceedings against AcelRx, or the making or seeking to make or arrange an assignment for the benefit of creditors of AcelRx, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of AcelRx’s property, or (d) this Agreement or the License Agreement are rejected in any proceeding for the bankruptcy or insolvency of AcelRx. To the extent AcelRx owns tooling, molds, equipment or other tangible materials that are held by or installed at a Third Party Manufacturing and supplier of AcelRx and which are used or useful in the Manufacture of Licensed Products or components thereof, the Stand-By Contract with such Third Party manufacturing and supplier [*].”

aa.     Article 6.2 (c) shall be amended and replaced in its entirety as follows:

“(c) shall have, upon delivery to Grünenthal a remaining shelf life of the Drug, the Thumb Tag, the Dispenser Kit and the Controller, as applicable, of (i) at least [*]. AcelRx shall use Commercially Reasonable Efforts to extend the shelf life of the Drug, the Thumb Tag, the Dispenser Kit and the Controller.”

.

bb.     The address of AcelRx in Section 11.1 Notices shall be amended and replaced to read as follows:

“AcelRx Pharmaceuticals, Inc.

351 Galveston Drive

Redwood City, CA 94063

Attention: Chief Executive Officer
FAX: +1-650-216-6500”

cc.     Exhibit A shall be amended replaced to read in its entirety as set forth in the updated Exhibit A attached to this Amendment.

dd.     Exhibit C, Exhibit D, and Exhibit 1.53, and Exhibit 5.3(d), as attached to this Amendment, shall be added to the Agreement and incorporated therein.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

2.     All capitalized terms and definitions used in this Amendment shall have the same meaning as defined in the Agreement; provided that all references to the License Agreement shall refer to the License Agreement as amended by the First Amendment executed on even date herewith.

3.     The Agreement continues in full force and effect in accordance with its terms, as amended by this Amendment. Except as expressly set forth in and as contemplated by this Amendment, the Agreement shall not be amended hereby.

4.     This Amendment comes into force as of the date both AcelRx and Grünenthal have executed this Amendment, which shall be as of the date first set forth above.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, each Party hereto has executed or caused this Amendment to be executed on its behalf as of the Effective Date.

AcelRx PHARMACEUTICALS, INC.

By:	/s/ Timothy E. Morris

Name:	Timothy E. Morris

Title:	Chief Financial Officer

GRÜNENTHAL GmbH

By:	/s/ Alberto Grua

Name:	DoH. Alberto Grua

Title:	Member of Corporate Executive Board
CCO EU, AUS, NA & GPS

By:	/s/ Eric Paul Paques

Name:	Prof. Dr. Eric Paul Paques

Title:	CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit A

Accessories:

●	[*]

Disposable Components:

●	[*]

Reusable Components:

●	[*]

Drug

[*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit C

Secondary Packaged Form of Products

Component	Description	GRT Launch Supplier */ Location for EXW	Packaging of Secondary Packaged Form
[*]	[*]	[*]	■[*]

     [*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit D

Minimum Order Quantities

Component	Description	Minimum Order Quantities
[*]	[*]	■[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit 1.53

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit 5.3(d)

Third Party/ies providing significant manufacturing and/or supply services to AcelRx

1)	[*]

Upon decision of the Joint Steering Committee, AcelRx shall execute supply and/or manufacturing agreement(s) with any of the following Third Party suppliers:

2)	[*]

Upon execution of a supply and/or manufacturing agreement(s) with any of the Third Party suppliers under 5)-8), the respective agreement shall be considered a Material Agreement as per the Collaboration and License Agreement on the Product between the Parties.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended